UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2023
FASTLY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

475 Brannan Street, Suite 300
San Francisco, CA 94107
(Address of principal executive offices) (Zip code)
(844) 432-7859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2023, Fastly, Inc. (“Fastly”) held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast: (a) for or withhold with respect to the election of directors; (b) for, against or abstain for the ratification of the selection of Deloitte & Touche LLP as Fastly’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (c) for, against, or abstain for the approval, on an advisory basis, of the compensation of Fastly’s named executive officers; and (d) for, against or abstain for the approval of the performance-based nonstatutory stock option to Artur Bergman, Fastly’s founder, Chief Architect, and member of the Board of Directors. Broker non-votes are also reported. A more complete description of each matter is set forth in Fastly’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2023 (the “Proxy Statement”).

Proposal 1:
Each of the three directors proposed by Fastly for election was elected by the following votes to serve until Fastly’s 2026 Annual Meeting of Stockholders and until his or her respective successor has been elected and qualified, or, if sooner, until the director’s death, resignation or removal. The tabulation of votes on this matter was as follows:

		For	Withhold	Broker Non-Votes
	Aida Álvarez	36,766,775	32,627,978	27,482,434
	Richard Daniels	65,565,302	3,829,451	27,482,434
	Todd Nightingale	68,171,014	1,223,739	27,482,434

Proposal 2:	The selection of Deloitte & Touche LLP as Fastly’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified. The tabulation of votes on this matter was as follows:
	For	Against	Abstain
	95,609,028	1,160,255	107,904

Proposal 3:	The compensation of Fastly’s named executive officers, as disclosed in the Proxy Statement, was not approved on an advisory basis. The tabulation of votes on this matter was as follows:
	For	Against	Abstain	Broker Non-Votes
	32,708,795	36,529,865	156,093	27,482,434

Proposal 4:	The grant of the performance-based nonstatutory stock option (the “Bergman Performance Award”) to Artur Bergman, Fastly’s Founder, Chief Architect, and member of the Board of Directors was not approved.

Approval of the Bergman Performance Award required the affirmative vote of the holders of a majority of the voting power of (1) the shares of our common stock present online or by proxy at the 2023 Annual Meeting and entitled to vote on the matter (the “Majority Standard”) and (2) the shares of our common stock present online or by proxy at the 2023 Annual Meeting and entitled to vote on the matter that are not owned, directly or indirectly, by Mr. Bergman (the “Disinterested Standard”).

The tabulation of votes on this matter was as follows:

	(1) Pursuant to the Majority Standard, the votes were as follows:
	For	Against	Abstain	Broker Non-Votes
	27,357,284	41,911,222	126,247	27,482,434

Accordingly, the votes cast in favor of approving the Bergman Performance Award constituted approximately 39.42% of all votes present online or by proxy at the 2023 Annual Meeting (with abstentions having the same effect as “Against” votes and broker non-votes having no effect) pursuant to the Majority Standard.

	(2) Pursuant to the Disinterested Standard, the votes were as follows:
	For	Against	Abstain	Broker Non-Votes
	18,651,099	41,911,222	126,247	27,482,434

	Accordingly, the votes cast in favor of approving the Bergman Performance Award constituted approximately 30.73% of all votes present online or by proxy at the 2023 Annual Meeting (with abstentions having the same effect as “Against” votes and broker non-votes having no effect) pursuant to the Disinterested Standard.

Item 9.01                   Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTLY, INC.

Dated:	June 16, 2023	By:	/s/ Ronald W. Kisling
Ronald W. Kisling
Chief Financial Officer